UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 9, 2014

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

On May 9, 2014, the Board of Directors of Sempra Energy (the “Company”) adopted and approved amended Bylaws of the Company (the “Bylaws”).  The Bylaws were amended to, among other things:

•

eliminate the one-year term for officers and expressly confirm that officers serve at the pleasure of the board of directors (Article II);

•

update the duties and authority of certain officers of the Company (Article II);

•

provide the board of directors, the chairman, the chief executive officer and the lead director with the authority to bring business before an annual meeting of shareholders (Article V);

•

expand advance notice disclosure requirements for shareholders proposing business or nominating directors to include information regarding the proposing shareholder’s (and its nominee’s and their associated persons) economic, voting, and other material interests in the Company and the proposed business, in order to assist the Company and its shareholders in their evaluation of the proposal or nomination (Article V);

•

require shareholders seeking to propose business or nominate directors to update and supplement their advance notice disclosures, if necessary, in order to ensure that the Company and its shareholders have current and accurate information regarding the proposal or nomination (Article V);

•

expressly provide the presiding officer at shareholders meetings with the authority to determine whether business is properly and timely brought before the meeting, to determine the order of business at the meeting and to regulate the conduct of the meeting (Article V); and

•

implement certain changes and clarifications to the indemnification provisions of the Bylaws, including continuing the mandatory indemnification of the Company’s officers and directors, making indemnification of employees and agents of the Company permissive rather than mandatory, providing for mandatory advancement of expenses to the officers and directors of the Company, and expressly confirming that the rights of the Company’s officers and directors to mandatory indemnification and advancement of expenses are deemed to be contractual rights (Article VII).

The foregoing descriptions of the Bylaws are qualified in their entirety by reference to the Bylaws of Sempra Energy (as amended through May 9, 2014), which are filed as Exhibit 3.1 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

The 2014 Sempra Energy Annual Shareholders Meeting was held on May 9, 2014.  At the Annual Meeting, shareholders:

(1)  elected for the ensuing year all thirteen of the director nominees;

(2)  ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2014; and

(3)  adopted by a majority of votes cast the advisory approval of the Company’s executive compensation as reported in the Company’s proxy statement for the Annual Meeting.

Below are the final voting results.

Proposal 1: Election of Directors

Nominees	Votes For	% of Votes Cast	Votes Against	% of Votes Cast	Abstentions	Broker Non-Votes
Alan L. Boeckmann	176,333,515	98.81%	2,123,056	1.19%	1,429,376	25,909,564
James G. Brocksmith Jr.	175,864,229	98.32%	3,009,129	1.68%	1,012,589	25,909,564
Kathleen L. Brown	177,139,507	98.98%	1,823,015	1.02%	923,425	25,909,564
Pablo A. Ferrero	177,578,888	99.22%	1,395,438	0.78%	911,621	25,909,564
William D. Jones	175,501,070	98.08%	3,432,064	1.92%	952,813	25,909,564
William G. Ouchi	175,350,763	97.92%	3,733,793	2.08%	801,391	25,909,564
Debra L. Reed	175,694,930	98.20%	3,214,854	1.80%	976,163	25,909,564
William C. Rusnack	175,570,610	98.01%	3,573,627	1.99%	741,710	25,909,564
William P. Rutledge	176,029,486	98.26%	3,123,703	1.74%	732,758	25,909,564
Lynn Schenk	177,484,820	99.22%	1,392,554	0.78%	1,008,573	25,909,564
Jack T. Taylor	177,814,914	99.37%	1,132,462	0.63%	938,571	25,909,564
Luis M. Téllez	176,858,633	98.70%	2,324,761	1.30%	702,553	25,909,564
James C. Yardley	177,667,625	99.28%	1,282,363	0.72%	935,959	25,909,564

Proposal 2: Ratification of Independent Registered Public Accounting Firm

	Votes	% of Votes Cast
Votes For	203,126,412	99.16%
Votes Against	1,728,851	0.84%
Abstentions	940,248	--

Proposal 3: Advisory Approval of our Executive Compensation

	Votes	% of Votes Cast
Votes For	174,189,937	97.63%
Votes Against	4,220,277	2.37%
Abstentions	1,475,733	--
Broker Non-Vote	25,909,564	--

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits

3.1

Bylaws of Sempra Energy (as amended through May 9, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: May 13, 2014	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer